SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2012

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

On January 9, 2012, Provident New York Bancorp (the “Company”) announced that Stephen Masterson will succeed Paul A. Maisch as Chief Financial Officer of the Company and its principal subsidiary, Provident Bank. The Company’s press release relating to the management transition is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Mr. Masterson, age 42, was most recently Partner and Practice Leader for Financial Institutions Industry Group with Marcum LLP, an independent public accounting and advisory services firm. Mr. Masterson also operated his own executive management advisory and consulting service. Prior to providing consulting services, Mr. Masterson served as Executive Vice President, Chief Financial Officer, and Chief Operating Officer for Pacific Capital Bancorp in Santa Barbara, California from March 2008 until March 2010. Mr. Masterson is a CPA and previously served as a partner at Grant Thornton LLP, and held senior leadership positions at Arthur Andersen, and Ernst & Young.

Employment Agreement with Mr. Masterson

The Company and Provident Bank have entered into a one-year employment agreement with Mr. Masterson that will provide him an annual base salary of $325,000 and a target annual bonus of 30% of his base salary under the Company’s Executive Officer Management Incentive Program. Upon the commencement of his employment, Mr. Masterson will receive a $25,000 signing bonus, an incentive stock option covering 25,000 shares of common stock vesting over four years, and 7,000 shares of restricted stock vesting over four years. Mr. Masterson also will be eligible to participate in the Company’s customary compensation and benefit plans. His employment agreement provides for severance benefits following a “change in control” in the event he is terminated by the Company without “cause” or if he terminates his employment for “good reason” (as those terms are defined in his employment agreement), subject to timely execution of a general release of claims. Mr. Masterson also agreed to post-termination non-solicitation and non-compete covenants.

The foregoing description of Mr. Masterson’s employment agreement is qualified in its entirety by reference to the copy of the employment agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Separation Agreement with Mr. Maisch

The Company and Provident Bank have entered into a separation agreement with Mr. Maisch. Under the terms of that agreement, Mr. Maisch will receive, in addition to accrued vacation time, a lump sum payment equal to the sum of (i) $263,600 (less applicable withholding), which represents one year of Mr. Maisch’s most recent base salary, and (ii) $65,000 (less applicable withholding), which represents the average of the two most recent bonuses. In addition, Mr. Maisch will receive continued life and health insurance benefits for 12 months following his separation from service. To facilitate an orderly transition of responsibilities, for the two week period following his separation date, Mr. Maisch will be available to provide consulting services to the Company at an hourly rate of $135.

The foregoing description of the separation agreement with Mr. Maisch is qualified in its entirety by reference to the copy of the retirement agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Employment Agreement among Provident New York Bancorp, Provident Bank and Stephen Masterson †

10.2	Separation Agreement among Provident New York Bancorp, Provident Bank and Paul A. Maisch †

99.1	January 9 , 2012 Press Release.

†	Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

Date:	January 10, 2012	BY:	/s/ Daniel G. Rothstein
Daniel G. Rothstein
Executive Vice President, Chief Risk Officer
and General Counsel

EXHIBIT INDEX

The following exhibits are filed as part of this report:

10.1	Employment Agreement among Provident New York Bancorp, Provident Bank and Stephen Masterson †

10.2	Separation Agreement among Provident New York Bancorp, Provident Bank and Paul A. Maisch †

99.1	January 9, 2012 Press Release.

†	Management compensatory plan or arrangement